Exhibit 5.1

August 14, 2026

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW Suite 1000

Washington, D.C.

Re:	Registration Statement on Form S-3

To Whom It May Concern,

We are counsel to 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing and preparing of a registration statement on Form S-3, and as may be further amended or supplemented (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to an aggregate of 1,769,593 shares (the “Resale Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 191,571 shares of Common Stock, (ii) 383,142 shares of Common Stock issuable upon exercise of pre-funded warrants held by certain selling stockholders (the “Pre-Funded Warrants”), (iii) 574,713 shares of Common Stock issuable upon exercise of Series A warrants (the “Series A Warrants”), and (iv) 574,713 shares of Common Stock issuable upon exercise of Series B warrants (the “Series B Warrants”) and (v) 45,454 share of Common Stock issuable upon the exercise of placement agent warrants (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants, Series A Warrants and Series B Warrants, the “Warrants”). The Warrants were issued to the selling stockholders in connection with a private placement the Company completed on July 30, 2026.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We express no opinions other than as specifically set forth herein. We are opining solely on as to the General Corporation Law of the State of Delaware and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.	The 191,571 shares of Common Stock referenced in clause (i) above have been validly issued, are fully paid and nonassessable.

2.	Upon exercise of the Warrants against payment of the exercise price therefor and in accordance with the terms of Warrants, the shares of Common Stock underlying the Warrants will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that at or prior to the time of the delivery of any Resale Shares, that the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Resale Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Resale Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW